UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K/A

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):, January 8, 1998 (December 29, 1997)

                       UNITED STATES ANTIMONY CORPORATION
             (Exact name of registrant as specified in its charter)


         Montana                     33-00215                81-0305822
(State or other jurisdiction   (Commission File Number)    (IRS Employer
of incorporation or organaization)                    Identification Number)


P.O. Box 643, Thompson Falls, Montana                          59873
(Address of principal executive offices)                     (Zip Code)


     Registrant's telephone number, including area code: (406) 827-3523

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     On December 29, 1997, the Chairman of the Board of Directors of United States Antimony Corporation (the "Company") engaged Jeffrey R. Maichel,
CPA, to serve as the Company's independent accountant for the fiscal year ending December 31, 1997. Concurrently, the Chairman dismissed Coopers and Lybrand,LLP, the Company's previous independent accontants. The engagmenet of Mr.Maichel and the dismissal of Coopers and Lybrand L.L.P. was pursuant to a recommendation approved by the Company's Board of Directors.

During the two fiscal years ended December 31, 1996 and 1995 and all subsequent interim periods preceding the independent accountant's dismissal, (i) there were no disagreements with Coopers and Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement, and (ii) Coopers and Lybrand L.L.P. has not advised the Company of any reportable events as defined in paragragh (A) through (D) of Regulation S-K Item 304 (a) (1) (v).

The accountants' report of Coopers and Lybrand L.L.P. on the consolidated financialstatements of United States Antimony Corporation as of and for the years ended December 31, 1996 and 1995 did not contain any adverse opinion or disclaimer of opinion, but was qualified as to the uncertainty of the Company's ability to continue as a going concern.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

            A. Exhibits:

               Exhibit 16. Letter from Coopers and Lybrand L.L.P.



                                      SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                 UNITED STATES ANTIMONY CORPORATION




         Date: January 8, 1998     By: /s/JOHN C. LAWRENCE

                                    -------------------------------
                                          John C. Lawrence
                                          President and Chief
                                          Accounting Officer